Exhibit 99

Form 4 Joint Filer Information

Name:	Resource Capital Associates III L.P.

Address:	1400 Sixteenth Street, Suite 200
Denver, CO 80202

Issuer & Ticker Symbol	Calais Resources Inc. (CAAUF)

Date of Event
Requiring Statement:	May 31, 2005

Signature:
By: RCA III GP L.L.C., General Partner

	By:	/s/ Ryan T. Bennett
Name: Ryan T. Bennett
Title: Vice President

Name:	Resource Capital Fund III L.P.

Address:	1400 Sixteenth Street, Suite 200
Denver, CO 80202

Issuer & Ticker Symbol	Calais Resources Inc. (CAAUF)

Date of Event
Requiring Statement:	May 31, 2005

Signature:

By: Resource Capital Associates III L.P.
By: RCA III GP L.L.C., General Partner

	By:	/s/ Ryan T. Bennett
Name: Ryan T. Bennett
Title: Vice President